EXHIBIT 10.4
                             SUBSCRIPTION AGREEMENT

                     PRIVATE OFFERING DATED JANUARY 3, 2000

This SUBSCRIPTION AGREEMENT when signed by Raven Moon, Inc. located at 2221 Springs Landing Blvd. Longwood, FL 32779 hereafter referred to as the "PARTICIPANT" and RAVEN MOON INTERNATIONAL, INC. a public reporting Florida corporation located at 120 International Parkway, Suite 220, Heathrow, Florida 32746 hereafter referred to as RMOO shall constitute a binding agreement.

THEREFORE FOR VALUABLE CONSIDERATION the parties agree as follows:

The PARTICIPANT desires to make a corporate loan in the form of cash to RMOO in the amount of $85,000, so that RMOO can use the funds at ,its sole discretion as stated in the Use of Proceeds for television pilot production, legal, SEC, audit, accounting, Broker syndication, travel and entertainment, marketing, consultants, accounts payable, and general operating administration costs or any other expenses deemed necessary or appropriate by RMOO.

BOTH PARTIES AGREE THAT by the transfer of funds to RMOO and the execution of this SUBSCRIPTION AGREEMENT, RMOO shall issue to the PARTICIPANT a 12 month corporate note for $85,000 at 10% per annum interest, 85,000 Shares of Preferred RMOO stock, 85,000 shares of common stock of RMOO and a Gross Revenue Royalty of
 .10625 for each $85,000 corporate loan made. REPAYMENT shall be paid on a pro rata basis with other PARTICIPANTS until all loans have been repaid with interest.

It is agreed that PARTICIPANT is an accredited investor who can bare the risk of dosing part or all of his/her corporate loan made to RMOO. Furthermore the PARTICIPANT acknowledges that he/she has sought the advise of either his/her legal or financial advisor and is making this corporate loan of his/her own free will and that this is a high risk venture and undertaking with no guarantee whatsoever of success.

The PARTICIPANT shall have three (3) days from the date of this agreement to rescind the agreement and ask for his/her funds to be returned, However, it is understood a id agreed that after the three (3) day period, RMOO shall have the right to use such R ads at it sole discretion as state above.

Both parties acknowledge that this is a full and complete agreement that cannot be amended or change without written approval by both parties. .

Both parties agree that any dispute that may arise between them shall be settled in arbitration in Seminole County, Florida according to the laws of Florida.

THIS AGREEMENT IS ACCEPTED AND AGREED TO ON THIS 6th DAY OF January 2000.

/s/  Joey DiFrancesco
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     Joey DiFrancesco, CEO
     Raven Moon International, Inc.

/s/  Joey DiFrancesco
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     Joey DiFrancesco, President
     Participant Raven Moon, Inc.